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                                   EXHIBIT 4.1

                                 CKS GROUP, INC.

                          REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement ("Agreement") is made as of January 31, 1997, between CKS Group, Inc., a Delaware corporation ("CKS"), and the partners and former partners of McKinney & Silver, a North Carolina General Partnership (the "Partnership"), acquiring shares of the Common Stock of CKS pursuant to that certain Acquisition Agreement dated as of January 31, 1997, (the "Acquisition Agreement") among CKS, Raleigh Acquisition Inc., a Delaware corporation ("Sub") and wholly-owned subsidiary of CKS, the persons listed on Exhibit A thereto (the "Partners"), Chemical Trust Company of California, as Escrow Agent, and Robert C. Doherty and Donald S. Maurer, as Partner Representatives.

         1. Definitions. As used in this Agreement:

            (a) "1934 Act" means the Securities Exchange Act of 1934, as amended.

            (b) "1933 Act" means the Securities Act of 1933, as amended.

            (c) "Closing Date" means the Closing Date as defined in Article II of the Acquisition Agreement.

            (d) "Material Event" means the happening of any event during the period that the registration statement described in Section 2 hereof is required to be effective as a result of which, in the judgment of CKS, such registration statement or the related Prospectus contains or may contain any untrue statement of a material fact or omits or may omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

            (e) "Partner" shall mean each of the persons listed on Exhibit A to the Acquisition Agreement.

            (f) "Registrable Securities" means the shares of CKS Common Stock issued or issuable to the Partners pursuant to Article I of the Acquisition Agreement (including the shares deposited with the escrow agent pursuant to the Acquisition Agreement).

            (g) "Registration Statement" means such form under the 1933 Act as in effect on the date hereof or any registration form under the 1933 Act subsequently adopted by the SEC which permits registration of the Registrable Securities under the 1933 Act.

            (h) "SEC" means the Securities and Exchange Commission.
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             Terms not otherwise defined herein have the meanings given to them in the Acquisition Agreement.

         2. Registration. CKS shall use commercially reasonable efforts to cause the Registrable Securities held by each Partner to be registered under the 1933 Act at the times and in the amounts specified in Section 6.1 of the Acquisition Agreement so as to permit the immediate resale thereof; provided, however, that the Partners shall provide all such information and materials relating to the Partners and take all such action as may be reasonably required in order to permit CKS to comply with all the applicable requirements of the SEC and to obtain any desired acceleration of the effective date of the Registration Statements referred to in Section 6.1 of the Acquisition Agreement, such provision of such information and materials to be a condition precedent to the obligations of CKS pursuant to this Agreement and the Acquisition Agreement. The offerings made pursuant to such registrations shall not be underwritten. Notwithstanding the foregoing, CKS shall not be required to cause the Registrable Securities to be registered if CKS legal counsel delivers a legal opinion to the individual Partner seeking to sell Registrable Securities that such sale may be effected without registration under the 1933 Act.

         3. Postponement of Registration.

             (a) Registration. Notwithstanding Section 2 above, CKS shall be entitled to postpone the declaration of effectiveness of any Registration Statement prepared and filed pursuant to Section 2 for a reasonable period of time, but not in excess of thirty (30) calendar days after the applicable deadline, if the Board of Directors of CKS, acting in good faith, after consultation with its principal securities counsel, determines that there exists material non-public information about CKS which CKS has a bona fide business purpose for preserving as confidential and CKS provides the Partners written notice of the postponement promptly after CKS makes such determination.

             (b) Material Event. The Partners agree that, upon receipt of any notice from CKS of the happening of a Material Event, the Partners will forthwith discontinue disposition of the Registrable Securities pursuant to any Registration Statement described in Section 2 until the Partners' receipt of copies of supplemented or amended prospectuses prepared by CKS, and, if so directed by CKS, the Partners will deliver to CKS (at the expense of CKS) all copies in its possession, other than permanent file copies then in the Partners' possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In no event shall CKS delay causing to be effective a supplement or post-effective amendment to a Registration Statement filed pursuant to Section 2 or the related prospectus, for more than thirty (30) consecutive days or one hundred twenty days (120) days during any 365 consecutive calendar day period.

         4. CKS Registration.

             (a) If (but without any obligation to do so) (A) CKS proposes to register any of its Common Stock or other securities under the Act in connection with a public offering of such securities solely for cash (not including (i) a registration effected by CKS for stockholders other than the Partners, (ii) a registration relating solely to CKS's employee benefit plans, (iii) a registration relating solely to an acquisition, or (iv) a registration on any form that does not include substantially the same information as
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would be required to be included in a registration statement covering the sale of the Registrable Securities) and (B)(i) CKS has not previously registered the Partner's Registrable Securities under the Act and (ii) it is prior to the third anniversary of the Closing Date, CKS shall, at such time, promptly give each Partner written notice of such registration. Upon the written request of each Partner given within twenty (20) days after mailing of such notice by CKS, CKS shall, subject to the provisions of Section 4(b) and (c) below, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

            (b) In connection with any offering involving an underwriting of shares of CKS's capital stock, CKS shall not be required under Section 4(a) to include any of the Partners' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between CKS and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the managing underwriter determines in its sole discretion will not, due to marketing factors, jeopardize the success of the offering by CKS.

            (c) If the total amount of securities, including Registrable Securities, requested by shareholders of CKS to be included in such offering exceeds the amount of securities sold other than by CKS that the underwriters determine in their sole discretion is compatible with the success of the offering, then CKS shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the stockholders of CKS requesting inclusion in such registration according to the total amount of securities entitled to be included therein owned by each such shareholder of CKS on a pro rata basis). In no event shall any securities of CKS be excluded from such registration prior to the cut back of all shares proposed to be sold in such offering by the shareholders of CKS.

            (d) If any Partner disapproves of the terms of any such underwriting, such Partner may elect to withdraw therefrom by written notice to CKS and the underwriters. If such Partner's shares are withdrawn from registration, or if the number of shares of Registrable Securities was previously reduced due to marketing factors, CKS shall offer to all Partners retaining the right to include securities in the registration the right to include additional Registrable Securities in the registration, with such shares being allocated on a pro rata basis among the stockholders of CKS requesting inclusion in such Registration Statement.

            (e) No Partner shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 4.

         5. Obligations of CKS. Within three business days of the earlier of (i) receipt of the Partnership's balance sheets as of December 31, 1996 and 1995, and the related statements of income and cash flows for each of the three years in the period ended December 31, 1996 (the "Partnership Financial Statements") (such Partnership Financial Statements prepared in accordance with GAAP and


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consistent with the policies and reporting practices used by CKS and audited by its prior independent public accountants), (ii) receipt of (A) the Partnership Financial Statements audited by the Partnership's prior independent public accountants and unaudited restated Partnership Financial Statements that include such reclassifying entries necessary to be made by CKS in order for such restated Partnership Financial Statements to be in accordance with GAAP and consistent with the policies and reporting practices used by CKS, and (B) written consent of the Partnership's prior independent public accountants given with the knowledge that the Partnership Financial Statements will be included in the restated consolidated financial statements of CKS giving effect to the pooling of interests treatment of the Acquisition, and (iii) receipt of the Partnership Financial Statements prepared in accordance with GAAP and consistent with the policies and reporting practices used by CKS and audited by KPMG Peat Marwick LLP, CKS shall file with the SEC a Registration Statement for the purpose of registering an aggregate of 200,000 Registrable Securities under the 1933 Act for resale by the holders thereof and shall use commercially reasonable efforts to cause such Registration Statement to be declared effective as soon as practicable after the date of filing. CKS shall file a Registration Statement with the SEC for the purpose of registering an aggregate of an additional 300,000 Registrable Securities under the 1933 Act for resale by the Partners and use commercially reasonable efforts to cause such Registration Statement to be declared effective on or before June 30, 1997. CKS shall file a Registration Statement with the SEC for the purpose of registering an aggregate of an additional 250,000 Registrable Securities under the 1933 Act for resale by the Partners and use commercially reasonable efforts to cause such Registration Statement to be declared effective on or before December 31, 1997. CKS shall file a Registration Statement with the SEC for the purpose of registering the remaining Registrable Securities issued pursuant to the Acquisition Agreement and use commercially reasonable efforts to cause such Registration Statement to be declared effective on or before June 30, 1998. In the case of each such Registration Statement, the Partners shall have the right to sell a number of Registrable Securities equal to the product of (a) the quotient of (1) the number of Registrable Securities received by such Partner in the Acquisition and
(2) the total number of Registrable Securities issued in the Acquisition and (b) the total number of Registrable Securities covered by the Registration Statement then being filed. In the event CKS is required to obtain the audited Partnership Financial Statements under Subsection (iii) above, CKS agrees to use commercially reasonable efforts to obtain such financial statements as soon as practicable, it being understood by the parties that the completion of the audit of the Partnership Financial Statements by KPMG Peat Marwick LLP is expected to require at least 30 days. Nothing in the preceding sentence shall require CKS to obtain the audited Partnership Financial Statements specified in Subsection
(iii) above within 30 days or any other time period. CKS agrees to pay all costs of KPMG Peat Marwick LLP in connection with any of the above services rendered by it. Except as set forth herein, (i) CKS shall keep such Registration Statements effective until the earlier of the sale of all the Registrable Securities so registered or the second anniversary of the Closing Date (ii) promptly prepare and file with the SEC such amendments and supplements to such Registration Statements and the prospectus used in connection therewith as may be necessary and to comply with the provisions of the 1933 Act with respect to the sale or other disposition of all securities proposed to be registered in such Registration Statement until the earlier of the sale of all of the shares of Registrable Securities so registered or the second anniversary of the Closing Date; (iii) furnish to the Partners without charge such number of copies of such Registration Statements, each amendment and supplement thereto (in each case, including all exhibits), and any


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prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the 1933 Act, and such other documents, as the Partners may reasonably request in order to effect the offering and sale of the shares of the Registrable Securities to be offered and sold, but only while CKS shall be required under the provisions hereof to cause such Registration Statement to remain current; (iv) use its commercially reasonable efforts to register or qualify the shares of the Registrable Securities covered by such Registration Statement under the securities or blue sky laws of such jurisdictions as the Partners shall reasonably request
(provided that CKS shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified), keep such registration or qualification in effect for as long as such Registration Statement remains in effect, and do any and all other acts or things which may be necessary or advisable to enable the Partners to consummate the public sale or other disposition of the Registrable Securities in such jurisdictions; (v) cause all such Registrable Securities to be listed on each securities exchange or National Association of Securities Dealers, Inc.
Automated Quotation System on which similar securities issued by CKS are then listed, and enter into such customary agreements as may be required in furtherance thereof, including, without limitation, listing applications and indemnification agreements in customary form; (vi) notify the Partners upon the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (vii) so long as the Registration Statement remains effective, promptly prepare, file and furnish to the Partners a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (viii) notify the Partners, promptly after it shall receive notice thereof, of the date and time the Registration Statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such Registration Statement has been filed; (ix) notify the Partners promptly of any request by the SEC for the amending or supplementing of such Registration Statement or prospectus or for additional information; and (x) advise the Partners, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of the Registration Statement or the issuance by any state of securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or "blue sky" laws, or the initiation or threatening of any proceeding for that purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or other order or to obtain its withdrawal if such stop order or other order should be issued. In connection with any offering of shares of Registrable Securities registered pursuant to this Agreement, CKS shall (x) furnish the Partners, at CKS's expense, with unlegended certificates representing ownership of the shares of Registrable Securities being sold in such denominations as the Partners shall request and (y) instruct the transfer agent and registrar of the Registrable Securities to release any stop transfer orders with respect to the shares of Registrable Securities being sold.


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         6. Expenses. CKS shall pay the expenses incurred by CKS in connection with any registration of Registrable Securities pursuant to this Agreement including all SEC, NASD and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the fees and disbursements of CKS's outside counsel and independent accountants. The Partners shall be responsible for all underwriting discounts, commissions and transfer taxes imposed on the Partners by reason of a transfer of Registrable Securities, as well as any other expenses incurred by the Partners, including the fees and disbursements of counsel to the Partners.

         7. Indemnification. In the event of any offering registered pursuant to this Agreement:

                  (a) CKS will indemnify and hold harmless, to the extent permitted by law, each Partner, with respect to whom registration, qualification or compliance has been effected pursuant to this Agreement, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or any violation by CKS of any rule or regulation promulgated under the 1933 Act, or state securities laws, or common law, applicable to CKS in connection with any such registration, qualification or compliance, and will reimburse each Partner, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided that CKS will not be liable in any such case (i) to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to CKS by an instrument duly executed by the Partners and stated to be specifically for use therein or (ii) if a copy of the final prospectus relating to the Registration Statement (as then amended or supplemented if CKS shall have furnished any amendments or supplements thereto) (the "Final Prospectus") was not sent or given by or on behalf of such Partner to a purchaser of such Partner's Registrable Securities, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Registrable Securities to such purchaser, and if the final prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Partner and shall survive the transfer of such securities by the Partner.

                  (b) Each Partner will indemnify CKS, each of its directors and officers, each person who controls CKS within the meaning of Section 15 of the 1933 Act, against all claims, losses, damages and liabilities (or actions in respect thereof) solely arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent,


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that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to CKS by an instrument duly executed by such Partner and stated to be specifically for use therein and will reimburse CKS, such directors, officers, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to CKS by an instrument duly executed by such Partner and stated to be specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of CKS and shall survive the transfer of such securities by the Partner.

                  (c) Each party entitled to indemnification under this Section 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to participate in and assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is actually impaired as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of an unconditional release from all liability in respect to such claim or litigation. Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement without its consent, which consent will not be unreasonably withheld.

                  (d) The obligations of CKS and the Partners under this Section 7 shall survive the completion of any offering of stock in a registration statement under this Agreement.

            8. Non-Assignment of Registration Rights. The rights to cause CKS to register Registrable Securities pursuant to this Agreement may not be assigned by the Partners.

            9. Amendment of Registration Rights. This Agreement may be amended by the holders of a majority of the Registrable Securities and CKS at any time by execution of an instrument in writing signed on behalf of the parties.


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            10. Termination. The registration rights set forth in this Agreement shall terminate as to any Partner at such time as all of the Registrable Securities then held by such Partner can be sold by such Partner in a single 3-month period in accordance with Rule 144 under the 1933 Act.

            11. Grant of Additional Registration Rights. The Partners acknowledge that CKS may acquire other companies and in the course of such acquisitions may grant the equity owners thereof registration rights with respect to their shares of CKS on terms which would be negotiated at such time.

            12. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon delivery to the party to be notified in person or by courier service or five days after deposit with the United States mail, postage prepaid, addressed
(a) if to the Partners, at the Partners' address as set forth in the securities register of CKS or (b) if to CKS at 10441 Bandley Drive, Cupertino, California 95014.

            13. Governing Law; Interpretation. This Registration Rights Agreement shall be construed in accordance and governed for all purposes by the laws of the State of California regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

            14. Entire Agreement. This Registration Rights Agreement contains the entire agreement and understanding of the parties and supersedes all prior discussions, agreement and understandings relating to the subject matter hereof.

            15. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counter parts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

            16. Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.


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              IN WITNESS WHEREOF, Parent and the Partners have caused this
Agreement to be signed, all as of the date first written above.








PARTNERS                       CKS GROUP, INC.

   /s/ Larry L. Bennett        By:    /s/ Mark D. Kvamme
----------------------------      -------------------------------------------
Larry L. Bennett
                               Name:   Mark D. Kvamme
   /s/ Stephen E. Boase             -----------------------------------------
----------------------------
Stephen E. Boase               Title:   President and Chief Executive Officer
                                     ----------------------------------------
   /s/ Joan C. Brown
----------------------------
Joan C. Brown

   /s/ Patric H. Burnham
----------------------------
Patrick H. Burnham

   /s/ J. Stephen Davis, III
----------------------------
J. Stephen Davis, III

   /s Robert C. Doherty
----------------------------
Robert C. Doherty

   /s/ Janice C. Hunter
----------------------------
Janice C. Hunter

   /s/ Louis Lloyd Jacobs
----------------------------
Louis Lloyd Jacobs

   /s/ David B. Johnston
----------------------------
David B. Johnston

   /s/ Don S. Maurer
----------------------------
Don S. Maurer

   /s/ Charles C. McKinney
----------------------------
Charles C. McKinney


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   /s/ Emry L. McKinney
----------------------------
Emry L. McKinney

   /s/ Richard N. Myracle
----------------------------
Richard N. Myracle

   /s/ Mark W. Schofield
----------------------------
Mark W. Schofield


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